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                                                               EXHIBIT 24.1


                      CONSENT OF INDEPENDENT AUDITORS



We consent to incorporation by reference in registration statement No 333-00905 on Form S-8 of American Vantage Companies of our report dated October 9, 2001, relating to the consolidated balance sheet of American Vantage Companies as of July 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended, which report appears in the July 31, 2002 annual report on Form 10-KSB of American Vantage Companies.


/s/Bradshaw, Smith & Co., LLP

Las Vegas, Nevada
November 12, 2002